Exhibit 99.1

PC Connection, Inc. Reports Second Quarter Results

SECOND QUARTER SUMMARY:

  Net sales: $557.3 million, up 2.7% year over year
  Operating margin increased to 2.8% of net sales
  Diluted earnings per share: $0.35, up 6.1% year over year
  Cash balance increased to $64 million, from $40 million at December 31, 2012

MERRIMACK, N.H.--(BUSINESS WIRE)--August 1, 2013--PC Connection, Inc. (NASDAQ: PCCC), a provider of a full range of information technology (IT) solutions to business, government, and education markets, today announced results for the quarter ended June 30, 2013. Net sales for the second quarter of 2013 were $557.3 million, an increase of 2.7% compared to $542.6 million for the second quarter of 2012. Net income for the quarter ended June 30, 2013 was $9.2 million, or $0.35 per share, compared to net income of $8.8 million, or $0.33 per share, for the corresponding prior year quarter.

Net sales for the six months ended June 30, 2013 were $1,062.7 million, an increase of $21.4 million or 2.1%, compared to $1,041.3 million for the six months ended June 30, 2012. Net income for the six months ended June 30, 2013 was $15.3 million, or $0.58 per share, compared to net income of $14.3 million, or $0.54 per share, for the six months ended June 30, 2012. Earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and special charges (“Adjusted EBITDA”) totaled $64.1 million for the twelve months ended June 30, 2013, as compared to $59.5 million for the twelve months ended June 30, 2012.

Quarterly Sales by Segment:

  Net sales for the SMB segment increased by 5.5% in the quarter to $242.2 million, compared to net sales in the second quarter of 2012. Net/com sales had the strongest growth during the quarter due to increased enterprise networking sales. SMB software sales also continue to be strong due to increased demand in security, virtualization, and operating systems software.
  Net sales for the Large Account segment of $196.2 million were relatively level compared to net sales in the second quarter of 2012. Growth in software and video, imaging, and sound sales was offset by declines in storage and net/com products. Commercial sales, which consists of SMB and Large Account sales, increased by 2.8% from the prior year quarter.
  Net sales to government and education customers (Public Sector segment) increased by 2.5% year over year to $118.9 million. Sales to state and local government and educational institutions increased by 11.3% compared to last year. Federal budget constraints led to a 22.2% decrease in federal government sales.

Net sales to healthcare customers, which are included in each of the three selling segments, increased 25% versus the prior year quarter.

Quarterly Sales by Product Mix:

  Notebook/tablet sales, the Company’s largest product category, decreased slightly by 1% year over year and accounted for 19% of net sales in the second quarter of 2013 and 2012. Large Account experienced a slight year-over-year increase in notebook/tablet sales which was more than offset by a decrease in SMB sales. Unit sales increased year over year, however the increase in volume was offset by a decline in average selling prices.
  Desktop/server sales accounted for 15% of net sales in the second quarter of 2013 and 2012. Revenues were very consistent versus prior year in each of the three segments.
  Software sales increased by 7% year over year, accounting for 16% of net sales in the second quarter of 2013 and 2012. We experienced strong growth in both our SMB and Large Account software sales.
  Net/Com Product sales increased by 8% year over year, accounting for 10% of net sales in the second quarter of 2013 and 2012. Strong growth in enterprise networking in the SMB segment contributed to the overall growth during the quarter.

Overall gross profit dollars increased by $2.3 million, or 3.3%, in the second quarter of 2013, compared to the prior year quarter. Consolidated gross margin, as a percentage of net sales, increased to 13.3% in the second quarter of 2013 compared to 13.2% in the prior year quarter.

Total selling, general and administrative expenses increased in dollars year over year, but remained flat as a percentage of net sales at 10.5% for the second quarter of 2013 and 2012. We are continuing to invest in solution sales capabilities and expect SG&A expenses to rise accordingly as the year progresses; however, we are highly focused on improving efficiencies and streamlining wherever possible.

The Company generated significant positive cash flow in the first half of 2013. Total cash was $64.2 million compared to $39.9 million at December 31, 2012. Days sales outstanding were 39 days at June 30, 2013 compared to 41 days at June 30, 2012, and inventory turns increased to 30 turns in the second quarter of 2013 compared to 28 turns in the prior year quarter.

“I am pleased with our results this quarter. We increased revenues, gross margin, operating margin, and earnings per share in a challenging environment. We had solid performance in our healthcare vertical that increased by 25%. We continue to transform our business to provide higher value technology solutions that help our customers solve their business challenges,” said Timothy McGrath, President and Chief Executive Officer. “We believe the strategies we have put in place will position us well to gain market share and enhance long-term shareholder value.”

Non-GAAP Financial Information

Adjusted EBITDA, pro forma net income, and pro forma earnings per share are non-GAAP financial measures. This information is included to provide information with respect to the Company’s operating performance and earnings. Reconciliations of Adjusted EBITDA, pro forma net income, and pro forma earnings per share to GAAP net income are provided in tables immediately following the Condensed Consolidated Statements of Income.

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, has three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH; Boca Raton, FL; and Rockville, MD; respectively. All three companies can deliver custom-configured computer systems overnight from our ISO 9001:2008 certified technical configuration lab at our distribution center in Wilmington, OH. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (800-800-5555), the original business of PC Connection, Inc. serving primarily the small- and medium-sized business sector, is a rapid-response provider of IT products and services. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers and telesales specialists, catalogs, publications, and its website at www.pcconnection.com. This company also serves consumer and small office users and is, under its MacConnection brand (800-800-2222), one of Apple’s largest authorized online resellers at www.macconnection.com.

MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a cloud-based eProcurement system. Backed by over 500 technical certifications, MoreDirect’s team of engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

GovConnection, Inc. (800-800-0019) is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, publications, and online at www.govconnection.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to manage personnel levels and other costs in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2012. More specifically, the statements in this release concerning the Company’s outlook for selling, general, and administrative expenses in 2013, the Company’s anticipated product growth categories, and other statements of a non-historical basis (including statements regarding the Company’s ability to grow revenues, improve gross margins, increase market share, and increase earnings per share) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, the ability of the Company to gain or maintain market share, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company disclaims any obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL INFORMATION
At or for the Three Months Ended June 30,	2013		2012
		% of		% of	%
(Amounts and shares in thousands, except operating data, P/E ratio, and per share data)		Net Sales		Net Sales	Change

Operating Data:
Net sales	$557,287		$542,569		3%
Diluted earnings per share	$0.35		$0.33		6%

Gross margin	13.3%		13.2%
Operating margin	2.8%		2.7%
Return on equity (1)	11.2%		11.3%

Inventory turns	30		28
Days sales outstanding	39		41

Product Mix:
Notebook/Tablet	$104,415	19%	$105,342	19%	(1%)
Software	90,629	16	84,839	16	7%
Desktop/Server	82,532	15	82,424	15	-
Net/Com Product	56,728	10	52,361	10	8%
Video, Imaging and Sound	49,950	9	49,764	9	-
Printer and Printer Supplies	36,826	7	37,143	7	(1%)
Storage	36,085	6	38,659	7	(7%)
Memory and System Enhancement	16,810	3	14,985	3	12%
Accessory/Services/Other	83,312	15	77,052	14	8%
Total Net Sales	$557,287	100%	$542,569	100%	3%

Stock Performance Indicators:
Actual shares outstanding	26,112		26,352
Total book value per share	$11.83		$10.92
Tangible book value per share	$9.74		$8.80
Closing price	$15.45		$10.62
Market capitalization	$403,430		$279,858
Pro forma trailing price/earnings ratio	12.1		8.9
LTM Adjusted EBITDA (2)	$64,073		$59,498
Adjusted market capitalization/LTM Adjusted EBITDA (3)	5.3		3.6

(1) Based on last twelve months' net income.
(2) Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for stock-based compensation and special charges.
(3) Adjusted market capitalization is defined as gross market capitalization less cash balance.

REVENUE AND MARGIN INFORMATION
For the Three Months Ended June 30,	2013		2012
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin	Sales	Margin

SMB	$242,194	15.8%	$229,619	15.5%
Large Account	196,152	11.2	196,947	11.6
Public Sector	118,941	11.5	116,003	11.3
Total	$557,287	13.3%	$542,569	13.2%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended June 30,	2013		2012
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$557,287	100.0%	$542,569	100.0%
Cost of sales	483,371	86.7	470,998	86.8
Gross profit	73,916	13.3	71,571	13.2

Selling, general and administrative expenses	58,533	10.5	56,903	10.5
Income from operations	15,383	2.8	14,668	2.7

Interest/other expense, net	(46)	-	(93)	-
Income tax provision	(6,183)	(1.2)	(5,749)	(1.1)
Net income	$9,154	1.6%	$8,826	1.6%

Earnings per common share:
Basic	$0.35		$0.33
Diluted	$0.35		$0.33

Shares used in the computation of earnings per share:
Basic	26,127		26,403
Diluted	26,379		26,519

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30,	2013		2012
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,062,710	100.0%	$1,041,332	100.0%
Cost of sales	921,956	86.8	903,150	86.7
Gross profit	140,754	13.2	138,182	13.3

Selling, general and administrative expenses	115,246	10.8	113,353	10.9
Special charges	-	-	1,135	0.1
Income from operations	25,508	2.4	23,694	2.3

Interest/other expense, net	(96)	-	(47)	-
Income tax provision	(10,160)	(1.0)	(9,346)	(0.9)
Net income	$15,252	1.4%	$14,301	1.4%

Earnings per common share:
Basic	$0.59		$0.54
Diluted	$0.58		$0.54

Shares used in the computation of earnings per share:
Basic	26,063		26,421
Diluted	26,329		26,554

A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
Six Months Ended June 30,			2013	2012
(provided for comparison of our operating results without special charges, amounts in thousands)
GAAP net income			$15,252	$14,301
Special charges (after tax)			-	681
Pro forma net income			$15,252	$14,982

Pro forma diluted earnings per common share			$0.58	$0.56

EBITDA AND ADJUSTED EBITDA

A reconciliation of EBITDA and Adjusted EBITDA is detailed below. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA means EBITDA adjusted for certain items which are described in the table below. Both EBITDA and Adjusted EBITDA are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that EBITDA and Adjusted EBITDA provide helpful information with respect to our operating performance including our ability to fund our future capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain financial covenants contained in our credit agreements.

(amounts in thousands)	Three Months Ended June 30,			LTM Ended June 30, (1)
	2013	2012	% Change	2013	2012	% Change
Net income	$9,154	$8,826		$34,022	$31,114
Depreciation and amortization	1,709	1,623		7,050	6,243
Income tax expense	6,183	5,749		22,250	20,049
Interest/other expense, net	46	93		174	196
EBITDA	17,092	16,291		63,496	57,602
Stock-based compensation	153	172		577	1,603
Other special charges	-	-		-	293
Adjusted EBITDA	$17,245	$16,463	5%	$64,073	$59,498	8%

(1) LTM: Last twelve months

			June 30,	December 31,
CONDENSED CONSOLIDATED BALANCE SHEETS			2013	2012
(amounts in thousands)

ASSETS
Current Assets:
Cash and cash equivalents			$64,219	$39,907
Accounts receivable, net			256,133	267,310
Inventories			77,135	69,637
Prepaid expenses and other current assets			4,577	3,934
Deferred income taxes			5,250	5,250
Income taxes receivable			451	434
Total current assets			407,765	386,472
Property and equipment, net			27,369	26,104
Goodwill			51,276	51,276
Other intangibles, net			3,305	3,757
Other assets			701	714
Total Assets			$490,416	$468,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligation to affiliate			$462	$989
Accounts payable			124,608	126,110
Accrued expenses and other liabilities			30,566	22,562
Accrued payroll			12,463	13,824
Total current liabilities			168,099	163,485
Deferred income taxes			10,404	10,514
Other liabilities			2,968	3,021
Total Liabilities			181,471	177,020
Stockholders’ Equity:
Common stock			280	278
Additional paid-in capital			104,123	101,735
Retained earnings			220,523	205,271
Treasury stock at cost			(15,981)	(15,981)
Total Stockholders’ Equity			308,945	291,303
Total Liabilities and Stockholders’ Equity			$490,416	$468,323

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30,	2013	2012
(amounts in thousands)

Cash Flows from Operating Activities:
Net income	$15,252	$14,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,337	3,181
Provision for doubtful accounts	564	690
Deferred income taxes	(110)	1,889
Stock-based compensation expense	301	1,219
Loss on disposal of fixed assets	5	85
Income tax benefit from stock-based compensation	196	41
Excess tax benefit from exercise of stock options	(228)	(5)
Fair value adjustment to contingent consideration	-	(30)

Changes in assets and liabilities:
Accounts receivable	10,613	40,764
Inventories	(7,498)	2,516
Prepaid expenses and other current assets	(660)	(494)
Other non-current assets	13	(56)
Accounts payable	(1,400)	7,385
Accrued expenses and other liabilities	6,590	541
Net cash provided by operating activities	26,975	72,027

Cash Flows from Investing Activities:
Purchases of property and equipment	(4,257)	(5,180)
Proceeds from sale of equipment	-	4
Net cash used for investing activities	(4,257)	(5,176)

Cash Flows from Financing Activities:
Repayment of short-term borrowings	-	(12,471)
Proceeds from short-term borrowings	-	7,204
Exercise of stock options	1,586	166
Issuance of stock under Employee Stock Purchase Plan	307	260
Excess tax benefit from exercise of stock options	228	5
Repayment of capital lease obligation to affiliate	(527)	(472)
Purchase of treasury shares	-	(1,466)
Payment of contingent consideration	-	(960)
Payment of payroll taxes on stock-based compensation through shares withheld	-	(308)
Net cash provided by (used for) financing activities	1,594	(8,042)
Increase in cash and cash equivalents	24,312	58,809
Cash and cash equivalents, beginning of period	39,907	4,615
Cash and cash equivalents, end of period	$64,219	$63,424

Non-cash Investing and Financing Activities:
Accrued capital expenditures	$151	$344
Issuance of nonvested stock from treasury	-	926

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CONTACT:
PC Connection, Inc.
Joseph Driscoll, 603-683-2322
Senior Vice President, Treasurer and Chief Financial Officer